Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 17, 2022, Celanese Corporation (together with its subsidiaries, “Celanese,” “our,” “we,” or the “Company”) entered into a transaction agreement (the “Transaction Agreement”) with DuPont de Nemours, Inc. and one of its affiliates (“DuPont”) pursuant to which the Company agreed to acquire, subject to the terms and conditions set forth in the Transaction Agreement, a majority of the Mobility & Materials business (the “M&M Acquisition”) for a purchase price of $11.0 billion, subject to certain adjustments. On November 1, 2022, the Company and DuPont completed the acquisition in accordance with the Transaction Agreement.

In connection with the M&M Acquisition, also on February 17, 2022, Celanese entered into a commitment letter for a 364-day $11.0 billion senior unsecured bridge term loan facility (the “Bridge Facility”). Furthermore, on March 18, 2022, Celanese entered into a term loan credit agreement (the “March 2022 Term Loan Credit Agreement”), pursuant to which lenders committed to provide a tranche of delayed-draw term loans due 364 days from issuance in an amount equal to $500 million and a tranche of delayed-draw term loans due 5 years from issuance in an amount equal to $1.0 billion. On September 16, 2022, Celanese entered into an additional term loan credit agreement (the “September 2022 Term Loan Credit Agreement” and, together with the March 2022 Term Loan Credit Agreement, the “Term Loan Credit Agreements”), pursuant to which lenders committed to provide delayed-draw term loans due 3 years from issuance in an amount equal to $750 million (the term loans represented by the Term Loan Credit Agreements collectively, the “Term Loan Facility”).

On July 14, 2022, Celanese completed an offering of $7.5 billion aggregate principal amount of notes of various maturities (the “Acquisition USD Notes”) in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”). On July 19, 2022, Celanese completed an offering of €1.5 billion in aggregate principal amount of euro-denominated senior unsecured notes due in 2026 and 2029 in a public offering registered under the Securities Act (collectively, the "Acquisition Euro Notes" and together with the Acquisition USD Notes, the "Acquisition Notes"). Concurrently with the offering of the Acquisition USD Notes, the Company entered into cross-currency swaps to effectively convert $2.0 billion and $500 million of the Acquisition USD Notes into a euro-denominated borrowing at prevailing euro interest rates, maturing on July 15, 2027 and July 15, 2032, respectively.

The entry into the Term Loan Credit Agreements and offerings of the Acquisition Notes reduced availability under the Bridge Facility to zero and the Company terminated the Bridge Facility. Net Proceeds from the sale of the Acquisition Notes were used, together with borrowings under the Term Loan Credit Agreements and cash on hand, to fund the purchase price of the M&M Acquisition.

The acquisition has been accounted for in the following unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021, giving effect to the M&M Acquisition and related debt financings of the Term Loan Facility of $2.25 billion, Acquisition USD Notes of $7.5 billion, and Acquisition Euro Notes of €1.5 billion as if they had occurred on January 1, 2021. The unaudited pro forma condensed combined balance sheet as of June 30, 2022 gives effect to the M&M Acquisition and related debt financings of the Term Loan Facility and Acquisition Notes as if they had occurred on June 30, 2022.

The following unaudited pro forma condensed combined financial statements and related notes as of and for the six months ended June 30, 2022 and for the year ended December 31, 2021 have been derived from, and should be read in conjunction with, (i) the historical audited consolidated financial statements of Celanese and accompanying notes included in Celanese’s Annual Report on Form 10-K for the year ended December 31, 2021, (ii) the historical unaudited consolidated financial statements of Celanese and related notes included in Celanese’ Quarterly Report on Form 10-Q for the six months ended June 30, 2022, (iii) the historical audited combined financial statements of the M&M Business and related notes for the year ended December 31, 2021, filed as Exhibit 99.1 to this Current Report on Form 8-K (incorporated herein by reference to Exhibit 99.1 of the Current Report on Form 8-K of Celanese filed on June 27, 2022) and (iv) the historical unaudited combined financial statements of the M&M Business and related notes for the six months ended June 30, 2022 filed as Exhibit 99.2 to this Current Report on Form 8-K.

The M&M Business has historically been managed and operated in normal course with other DuPont businesses through multiple legal entities not solely dedicated to the M&M Business. Therefore, the accompanying historical combined financial statements of the M&M Business have been derived from the accounting records of DuPont as if M&M Business’ operations had been conducted independently from those of DuPont and were prepared on a stand-alone basis in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The historical combined statements of operations of the M&M Business reflect allocations of general corporate expenses from DuPont including, but not limited to, executive management, finance, legal, information technology, employee benefits administration, treasury, risk management, procurement and other shared services, and restructuring and historical integration and separation activities related to these functions. These allocations were made on the basis of revenue, expenses, headcount or other relevant measures. The unaudited pro forma condensed combined financial statements include DuPont assets and liabilities that are specifically identifiable or otherwise attributable to the M&M Business.

In accordance with Article 11 of Regulation S-X, the unaudited pro forma condensed combined financial statements were prepared for illustrative and informational purposes only and are not intended to represent what our results of operations or financial position would have been had the acquisition occurred on the dates indicated, or what they will be for any future periods. The unaudited pro forma condensed combined financial statements do not reflect the realization of any expected cost savings or other synergies as a result of the acquisition.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting for business combinations under US GAAP, in accordance with Accounting Standards Codifications (ASC) 805, Business Combinations. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, with any excess purchase price allocated to goodwill. Celanese has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of the assumed acquisition date of June 30, 2022 based on Celanese’s preliminary valuation of the tangible and intangible assets acquired and liabilities assumed using information currently available. A final determination of fair value of the M&M Business’ assets and liabilities will be based on analysis of the M&M Business’ actual assets and liabilities as of the close date. Such analysis has not been completed at this time. As a result, the unaudited pro forma purchase price adjustments related to the acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The final valuation of assets acquired and liabilities assumed may be materially different than the estimated values assumed in the unaudited pro forma condensed combined financial statements.

CELANESE COPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2022

(in millions)

	Historical Celanese	Historical M&M Business as Reclassified (Note 3)	Acquisition Accounting Adjustments	Note	Other Accounting Adjustments	Note	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$783	$60	$(10,491)	(4A)	$11,253	(5A)	$1,605
Trade receivables - third party and affiliates	1,317	574	-		-		1,891
Non-trade receivables, net	510	-	33	(4J)	-		543
Inventories	1,713	902	-		-		2,615
Marketable securities	7	-	-		-		7
Other assets	129	65	-		(26)	(5C)	168
Total current assets	4,459	1,601	(10,458)		11,227		6,829
Investments in affiliates	935	55	-		-		990
Property, plant and equipment, net	4,158	963	437	(4C)	-		5,558
Operating lease right-of-use assets	264	40	157	(4I)	-		461
Deferred income taxes	232	20	-		-		252
Other assets	642	2	-		-		644
Goodwill	1,348	2,057	(2,057)	(4G)	-		6,726
			5,378	(4F)
Intangible assets, net	675	1,753	2,147	(4C)	-		4,575
Total assets	$12,713	$6,491	$(4,396)		$11,227		$26,035
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings and current installments of long-term debt - third party and affiliates	$809	$-	$-		$500	(5A)	$1,309
Trade payables - third party and affiliates	1,250	507	29	(4B)	-		1,786
Other liabilities	419	115	26	(4I)	-		560
Income taxes payable	117	62	-		-		179
Total current liabilities	2,595	684	55		500		3,834
Long-term debt, net of unamortized deferred financing costs	3,022	-	-		10,753	(5A)	13,775
Deferred income taxes	589	390	594	(4H)	-		1,573
Uncertain tax positions	285	-	-		-		285
Benefit obligations	514	-	33	(4J)	-		547
Operating lease liabilities	220	33	131	(4I)	-		384
Other liabilities	263	25	-		-		288
Commitments and Contingencies
Stockholders' Equity
Preferred Stock	-	-	-		-		-
Common Stock	-	-	-		-		-
Treasury stock, at cost	(5,492)	-	-		-		(5,492)
Additional paid-in capital	344	-	1	(4K)	-		345
Parent company net investment	-	5,437	(5,437)	(4G)	-		-
Retained earnings	10,466	-	(29)	(4B)	(26)	(5C)	10,411
Accumulated other comprehensive income (loss), net	(438)	(256)	256	(4G)	-		(438)
Total stockholders' equity	4,880	5,181	(5,209)		(26)		4,826
Noncontrolling interests	345	178	-		-		523
Total equity	5,225	5,359	(5,209)		(26)		5,349
Total liabilities and equity	$12,713	$6,491	$(4,396)		$11,227		$26,035

See notes to unaudited pro forma condensed combined financial statements

CELANESE COPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the six months ended June 30, 2022

(in millions, except share and per share data)

	Historical Celanese	Historical M&M Business as Reclassified (Note 3)	Acquisition Accounting Adjustments	Note	Other Accounting Adjustments	Note	Pro Forma Combined
Net sales	$5,024	$1,800	$-		$-		$6,824
Cost of sales	(3,574)	(1,378)	49	(4L)	-		(4,962)
			(57)	(4D)
			(2)	(4I)
Gross profit	1,450	422	(10)		-		1,862
Selling, general and administrative expenses	(371)	(384)	(1)	(4I)	-		(756)
Amortization of intangible assets	(22)	(64)	64	(4L)	-		(122)
			(100)	(4E)
Research and development expenses	(50)	(35)	(14)	(4I)	-		(99)
Other (charges) gains, net	-	-	-		-		-
Foreign exchange gain (loss), net	(2)	-	-		-		(2)
Gain (loss) on disposition of businesses and assets, net	9	-	-		-		9
Operating profit (loss)	1,014	(61)	(61)		-		892
Equity in net earnings (loss) of affiliates	116	(2)	-		-		114
Non-operating pension and other postretirement employee benefit (expense) income	49	8	-		-		57
Interest expense	(83)	-	-		(315)	(5B)	(398)
Interest income	2	-	-		-		2
Dividend income - equity investments	73	-	-		-		73
Other income (expense), net	(1)	(8)	3	(4I)	-		(6)
Earnings (loss) from continuing operations before tax	1,170	(63)	(58)		(315)		734
Income tax (provision) benefit	(224)	8	13	(4H)	72	(5D)	(131)
Earnings (loss) from continuing operations	946	(55)	(45)		(243)		603
Net (earnings) loss attributable to noncontrolling interests	(4)	(1)	-		-		(5)
Net earnings (loss) from continuing operations attributable to Celanese/M&M Business	$942	$(56)	$(45)		$(243)		$598
Earnings per common share attributable to Celanese Stockholders:
Earnings per common share - basic	$8.70						$5.52
Earnings per common share - diluted	$8.63						$5.48
Weighted average shares - basic	108,289,603						108,289,603
Weighted average shares - diluted	109,158,055						109,158,055

See notes to unaudited pro forma condensed combined financial statements

CELANESE COPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2021

(in millions, except share and per share data)

	Historical Celanese	Historical M&M Business as Reclassified (Note 3)	Acquisition Accounting Adjustments	Note	Other Accounting Adjustments	Note	Pro Forma Combined
Net sales	$8,537	$3,532	$-		$-		$12,069
Cost of sales	(5,855)	(2,489)	100	(4L)	-		(8,362)
			(113)	(4D)
			(5)	(4I)
Gross profit	2,682	1,043	(18)		-		3,707
Selling, general and administrative expenses	(633)	(385)	(29)	(4B)	-		(1,050)
			(3)	(4I)
Amortization of intangible assets	(25)	(131)	131	(4L)	-		(225)
			(200)	(4E)
Research and development expenses	(86)	(73)	(29)	(4I)	-		(188)
Other gains (charges), net	3	(5)	-		-		(2)
Foreign exchange gain (loss), net	2	-	-		-		2
Gain (loss) on disposition of businesses and assets, net	3	-	-		-		3
Operating profit (loss)	1,946	449	(148)		-		2,247
Equity in net earnings (loss) of affiliates	146	9	-		-		155
Non-operating pension and other postretirement employee benefit (expense) income	106	14	-		-		120
Interest expense	(91)	-	-		(674)	(5B)	(791)
					(26)	(5C)
Refinancing expense	(9)	-	-		-		(9)
Interest income	8	-	-		-		8
Dividend income - equity investments	147	-	-		-		147
Other (expense) income, net	(5)	1	6	(4I)	-		2
Earnings (loss) from continuing operations before tax	2,248	473	(142)		(700)		1,879
Income tax (provision) benefit	(330)	(48)	33	(4H)	161	(5D)	(184)
Earnings (loss) from continuing operations	1,918	425	(109)		(539)		1,695
Net (earnings) loss attributable to noncontrolling interests	(6)	(17)	-		-		(23)
Net earnings (loss) from continuing operations attributable to Celanese/M&M Business	$1,912	$408	$(109)		$(539)		$1,672
Earnings per common share attributable to Celanese Stockholders
Earnings per common share - basic	$17.19						$15.03
Earnings per common share - diluted	$17.06						$14.92
Weighted average shares - basic	111,224,017						111,224,017
Weighted average shares - diluted	112,084,412						112,084,412

See notes to unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The M&M Acquisition is being accounted for as a business combination using the acquisition method of accounting under US GAAP, in accordance with the provisions of ASC 805, which requires assets acquired and liabilities assumed to be recorded at their acquisition date fair value. ASC 820, Fair Value Measurements, defines the term “fair value” as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgement could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

As of the date of this Current Report, Celanese has not completed the detailed valuation studies necessary to determine the fair value of M&M Business’ assets acquired and the liabilities assumed and the related allocations of purchase price. Therefore, the allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial statements is based upon management's preliminary estimates of the fair value of the assets acquired and liabilities assumed. The final allocation of the purchase price will be determined after completion of the detailed valuation studies and determination of the estimated fair value of M&M Business’ assets and liabilities, and associated tax adjustments. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma condensed combined financial statements contained herein and our future results of operations and financial position. There can be no assurance that such finalization will not result in material changes.

Celanese’s and the M&M Business’ historical financial statements were prepared in accordance with US GAAP and presented in US dollars. As discussed in Note 3, certain reclassifications were made to align Celanese’s and the M&M Business’ financial statement presentation. Celanese has not identified all adjustments necessary to conform the M&M Business’ accounting policies to Celanese’s accounting policies. As more information becomes available, Celanese will perform a more detailed review of the M&M Business’ accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information. Further, there were no material intercompany transactions and balances between Celanese and the M&M Business as of and for the six months ended June 30, 2022 and for the year ended December 31, 2021.

2. Preliminary Purchase Price Allocation

The table below represents the preliminary calculation of estimated consideration to acquire the M&M Business.

(in millions)
Base purchase price	$11,000
Contractual adjustments to purchase price (1)	(509)
Total cash consideration transferred	10,491
Receivable related to net pension liability assumed (2)	(33)
Estimated fair value of share-based compensation awards attributed to pre-combination services (3)	1
Total transaction consideration	$10,459

(1)	Reflects preliminary and other adjustments to the base purchase price in accordance with the Transaction Agreement. Amounts may change based upon final settlement and agreement between Celanese and DuPont.

(2)	Reflects estimated receivable from DuPont for the assumption of an under-funded defined benefit plan (see Note 4J).

(3)	This amount represents the value of DuPont Restricted Stock Unit (RSU) awards that are not vested and will be replaced by equivalent value of cash or Celanese RSU awards with the same terms and conditions as the original DuPont award grant. The actual value of these awards will depend on the prices of DuPont common stock and other valuation estimates and assumptions, and therefore the actual consideration will fluctuate. Accordingly, the final consideration could differ significantly from the current estimate (see Note 4K).

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of the M&M Business are recognized and measured at fair value. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustments as additional information becomes available and detailed analyses and final valuation are completed, and the adjustments could be material.

The table below represents a preliminary allocation of the estimated consideration to the M&M Business’ identified tangible and intangible assets acquired and liabilities assumed based on preliminary estimated fair values as of June 30, 2022.

(in millions)
Total consideration for M&M Acquisition	$10,459
Cash and cash equivalents	60
Trade receivables - third party and affiliates	574
Inventories	902
Other assets (current)	65
Investments in affiliates	55
Property, plant and equipment	1,400
Operating lease right-of-use assets	197
Deferred income taxes	20
Other assets (noncurrent)	2
Intangible assets	3,900
Total assets	7,175
Trade payables - third party and affiliates	507
Income taxes payable	62
Other liabilities (current)	115
Deferred income taxes	984
Benefit obligations	33
Operating lease liabilities	190
Other liabilities (noncurrent)	25
Noncontrolling interests	178
Net assets acquired	5,081
Preliminary allocation to goodwill	$5,378

3. Reclassification Adjustments

The historical combined financial statements of the M&M Business are prepared in accordance with US GAAP. During the preparation of these unaudited pro forma condensed combined financial statements, management performed a preliminary analysis of the M&M Business’ financial information to identify differences in accounting policies as compared to those of Celanese and differences in the M&M Business’ financial statement presentation as compared to the presentation of Celanese. At the time of preparing these unaudited pro forma condensed combined financial statements, Celanese has not identified all adjustments necessary to conform the M&M Business’ accounting policies to Celanese’s accounting policies. The below adjustments represent Celanese’s best estimates based upon the information currently available to Celanese and could be subject to change once more detailed information is available.

Refer to the table below for a summary of reclassification adjustments made to present the M&M Business’ combined balance sheet as of June 30, 2022 in conformity with that of Celanese:

Mobility & Materials Business

Combined Balance Sheet

As of June 30, 2022

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	M&M Business Before Reclassification	Reclassification		M&M Business as Reclassified
Assets
Cash and cash equivalents	Cash and cash equivalents	$60			$60
Accounts and notes receivable, net	Trade receivables – third party and affiliates	574			574
Inventories	Inventories	902			902
Prepaid expenses and other current assets	Other assets (current)	65			65
Investments and noncurrent receivables	Investment in affiliates	55			55
Property, plant and equipment, net	Property, plant and equipment (net of accumulated depreciation)	963			963
Deferred charges and other assets	Operating lease right-of-use assets	42	$(2	)(i)	40
	Other assets (noncurrent)		2	(i)	2
Goodwill	Goodwill	2,057			2,057
Other intangible assets	Intangible assets, net	1,753			1,753
Deferred income tax assets	Deferred income taxes	20			20
Liabilities
Accounts payable	Trade payables - third party and affiliates	507			507
Income taxes payable	Income taxes payable	62			62
Accrued and other current liabilities	Other liabilities (current)	115			115
Deferred income tax liabilities	Deferred income taxes	390			390
Other noncurrent obligations	Other liabilities (noncurrent)	58	(33	)(ii)	25
	Operating lease liabilities		33	(ii)	33
Equity
Parent company net investment	Parent company net investment	5,437			5,437
Accumulated other comprehensive loss	Accumulated other comprehensive income (loss), net	(256)			(256)
Noncontrolling interests	Noncontrolling interests	178			178

(i)	Reclassification from “Deferred charges and other assets” to “Operating lease right-of-use assets” and “Other assets (noncurrent)”
(ii)	Reclassification from “Other noncurrent obligations” to “Other liabilities (noncurrent)” and “Operating lease liabilities”

Refer to the table below for a summary of reclassification adjustments made to present the M&M Business’ combined statement of operations for the six months ended June 30, 2022 in conformity with that of Celanese:

Mobility & Materials Business

Combined Statement of Operations

For the six months ended June 30, 2022

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	M&M Business Before Reclassification	Reclassification		M&M Business as Reclassified
Net sales	Net sales	$1,800			$1,800
Cost of sales	Cost of sales	(1,378)			(1,378)
Selling, general and administrative expenses	Selling, general and administrative expenses	(168)	$(216	)(i)	(384)
Integration and separation costs		(216)	216	(i)	-
Amortization of intangibles	Amortization of intangible assets	(64)			(64)
Research and development expenses	Research and development expenses	(35)			(35)
Equity in (losses) earnings of nonconsolidated affiliates	Equity in net earnings (loss) of affiliates	(2)			(2)
Sundry income (expense), net	Non-operating pension and other postretirement employee benefit (expense) income	-	8	(ii)	8
	Other income (expense), net		(8	)(ii)	(8)
Benefit from income taxes	Income tax (provision) benefit	8			8
Net income attributable to noncontrolling interests	Net (earnings) loss attributable to noncontrolling interests	(1)			(1)

(i)	Reclassification from “Integration and separation costs” to “Selling, general and administrative expenses”
(ii)	Reclassification from “Sundry income (expense), net” to “Non-operating pension and other postretirement employee benefit (expense) income” and “Other income (expense), net”

Refer to the table below for a summary of reclassification adjustments made to present the M&M Business’ combined statement of operations for the year ended December 31, 2021 in conformity with that of Celanese:

Mobility & Materials Business

Combined Statement of Operations

For the year ended December 31, 2021

(In millions)

Presentation in Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	M&M Business Before Reclassification	Reclassification		M&M Business as Reclassified
Net sales	Net sales	$3,532			$3,532
Cost of sales	Cost of sales	(2,489)			(2,489)
Selling, general and administrative expenses	Selling, general and administrative expenses	(331)	$(54	)(i)	(385)
Integration and separation costs		(54)	54	(i)	-
Amortization of intangibles	Amortization of intangible assets	(131)			(131)
Research and development expenses	Research and development expenses	(73)			(73)
Restructuring and asset related charges, net	Other (charges) gains, net	(5)			(5)
Equity in (losses) earnings of nonconsolidated affiliates	Equity in net earnings (loss) of affiliates	9			9
Sundry income (expense), net	Non-operating pension and other postretirement employee benefit (expense) income	15	(1	)(ii)	14
	Other income (expense), net		1	(ii)	1
Provision for income taxes	Income tax (provision) benefit	(48)			(48)
Net income attributable to noncontrolling interests	Net (earnings) loss attributable to noncontrolling interests	(17)			(17)

(i)	Reclassification from “Integration and separation costs” to “Selling, general, and administrative expenses”
(ii)	Reclassification from “Sundry income (expense), net” to “Non-operating pension and other postretirement employee benefit (expense) income” and “Other income (expense), net”

4. Acquisition Pro Forma Adjustments and Assumptions

A. Reflects estimated cash consideration paid in connection with the M&M Acquisition. The amount is equal to the base purchase price and preliminary and other adjustments based on contractual terms of the Transaction Agreement. See Note 2.

B. Represents acquisition-related transaction costs yet to be expensed or accrued in the Celanese historical financial statements through June 30, 2022. Estimated acquisition-related transaction costs include investment banker, advisory, legal, valuation and other professional fees. Celanese’s total estimated acquisition-related transaction costs amounted to $57 million with $28 million expensed to date resulting in a net pro forma adjustment of $29 million. This does not reflect the estimated acquisition-related transaction costs yet to be incurred by the M&M Business as Celanese does not have access to this information. These costs will not affect the combined statement of operations beyond 12 months after the close date.

C. Reflects the adjustments related to the step-up in fair value of the assets acquired from the M&M Acquisition.

Step-up adjustments (in millions)	Historical Value	Fair Value	Step-up
Property, plant and equipment, net	$963	$1,400	$437
Intangible assets, net	1,753	3,900	2,147
Total	$2,716	$5,300	$2,584

D. Reflects the impact of depreciation related to the preliminary fair value of property, plant and equipment acquired from the M&M Acquisition for the six months ended June 30, 2022 and for the year ended December 31, 2021.

Property, plant and equipment (dollars in millions)	Preliminary Fair Value	Estimated Useful Life (years)	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Land	$150	n/a	n/a	n/a
Buildings	250	5-30	$7	$13
Machinery and equipment	1,000	3-20	50	100
Total	$1,400		$57	$113

E. Reflects the impact of amortization related to the preliminary fair value of intangible assets acquired from the M&M Acquisition for the six months ended June 30, 2022 and for the year ended December 31, 2021.

Intangible assets (dollars in millions)	Preliminary Fair Value	Estimated Useful Life (years)	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Customer relationships	$2,000	14	$72	$143
Tradenames	900	Indefinite	-	-
Technology	1,000	15-20	28	57
Total	$3,900		$100	$200

F. Reflects the recognition of preliminary estimated goodwill for the M&M Acquisition. Refer to Note 2 for the preliminary purchase price allocation.

G. Reflects the elimination of M&M Business’ historical equity and goodwill.

H. Represents the adjustments to reflect the net deferred income tax liabilities associated with the estimated fair value step-up of identifiable assets acquired and the income tax (provision) benefit related to the earnings (loss) before income taxes resulting from the pro forma acquisition adjustments, which were tax effected using an estimated global statutory blended rate of 23%.

I. Represents adjustments related to new lease agreements entered between DuPont and Celanese in conjunction with consummation of the M&M Acquisition. As of the date of this Current Report, the detailed accounting analysis of the lease terms has not yet been completed. Accordingly, adjustments related to new lease agreements are subject to further adjustments as final analyses are completed, and the adjustments could be material. As such, for the purposes of the unaudited pro forma condensed combined financial statements, we have assumed that new lease agreements are classified as operating leases. As shown in the table below, leases where DuPont is the lessor and Celanese is the lessee, the pro forma adjustments are recorded in the Operating lease right-of-use assets, Other liabilities (current), and Operating lease liabilities on the unaudited pro forma condensed combined balance sheet as of June 30, 2022 and in Research and development expenses for lab leases, Selling, general and administrative expenses for office and service center leases, and Cost of sales for plant leases in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021.

Leases (in millions)	Operating Lease Right- of-Use Assets	Other Liabilities (current)	Operating Lease Liabilities (noncurrent)	Amortization for the Six Months Ended June 30, 2022	Amortization for the Year Ended December 31, 2021
Labs	$130	$22	$108	$14	$29
Offices and service centers	9	1	8	1	3
Plants	18	3	15	2	5
Total	$157	$26	$131	$17	$37

For leases where Celanese is the lessor and DuPont is the lessee, the pro forma adjustments of $3 million and $6 million are recorded in Other income (expense), net in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021, respectively.

J. M&M Business’ employees participate in DuPont sponsored defined benefit plans. M&M Business’ proportionate share of the expense (credit) associated with the multiemployer plan is reflected in the M&M Business’ combined financial statements, while the assets and liabilities associated with the multiemployer plans are retained by DuPont and recorded on DuPont’s balance sheet. As of the close date of the M&M Acquisition, Celanese began providing post-retirement benefit coverage to the relevant employees. As per the terms of the employee matters agreement dated February 17, 2022 (the “Employee Matters Agreement”), if the defined benefit plan is under-funded as of the close date, Celanese will receive cash from DuPont equivalent to the under-funded amount. If the defined benefit plan is over-funded as of the close date, Celanese will pay cash to DuPont equivalent to the over-funded amount. As of the date of this Current Report, Celanese has preliminarily estimated the defined benefit plan to be under-funded by $33 million. This adjustment reflects an increase to Benefit obligation and Non-trade receivable related to the preliminary estimate of the under-funded amount. The actual funding status of the defined benefit plan as of the close date depends on the fair value of plan assets and actuarial estimate of pension liability that has not yet been completed. Accordingly, the final funding status could differ significantly from the current estimate.

K. Unvested RSU awards of DuPont granted to M&M Business’ relevant employees during the 2022 calendar year will be replaced with equivalent value of cash or unvested RSU awards of Celanese, under similar terms, pursuant to the Employee Matters Agreement. For the pro forma adjustments, we assume that these awards will be settled in Celanese RSUs. The portion of the value proportionate to service already rendered has been recognized as part of the preliminary purchase consideration; see Note 2. This amount is reflected as an increase to Additional paid-in capital. The remaining portion of the value is recognized as additional stock-based compensation expense within Selling, general, and administrative expense. As the amount recorded in the historical period is greater than the expense associated with the new Employee Matters Agreement, no incremental pro forma adjustment was recorded for the year ended December 31, 2021 and six months ended June 30, 2022. The actual fair value of DuPont’s RSU awards may differ materially from the preliminary determination included within the unaudited pro forma condensed combined financial statements.

L. Reflects the elimination of the historical depreciation and amortization of the M&M Business related to property, plant and equipment and intangible assets.

5. Other Accounting Pro Forma Adjustments and Assumptions

A. Celanese borrowed $2.25 billion under the Term Loan Facility, has issued $7.5 billion aggregate principal amount of Acquisition USD Notes, and has issued €1.5 billion aggregate principal amount of Acquisition EUR Notes to fund the M&M Acquisition. The total proceeds from the Term Loan Facility and the Acquisition Notes are reduced by debt issuance costs and original issue discount of $68 million and $0.5 million, respectively. This adjustment reflects the borrowings under the Term Loan Facility and the Acquisition Notes, net of debt issuance cost and original issue discount.

B. Reflects pro forma adjustment to interest expense related to the borrowings under the Term Loan Facility and the issuance of Acquisition Notes.

The Term Loan Facility is composed of a $500 million tranche of delayed-draw term loans due 364 days from issuance, a $750 million tranche of delayed-draw term loans due 3 years from issuance, and a $1.0 billion tranche of delayed-draw term loans due 5 years from issuance. Amounts outstanding under the 364-day tranche of the Term Loan Facility accrue interest at a rate equal to Secured Overnight Financing Rate with an interest period of one or three months (“Term SOFR”) plus a margin of 1.00% to 2.00% per annum, or the base rate plus a margin of 0.00% to 1.00%, in each case, based on Celanese’s senior unsecured debt rating. Amounts outstanding under the 5-year tranche of the Term Loan Facility and 3-year tranche of the Term Loan Facility accrue interest at a rate equal to Term SOFR plus a margin of 1.125% to 2.125% per annum, or the base rate plus a margin of 0.125% to 1.125%, in each case, based on Celanese’s senior unsecured debt rating. The estimated weighted-average interest rate for the Term Loan Facility is 5.32%.

Celanese issued the Acquisition Notes at fixed rates of interest with various maturities. Concurrently with the issuance of the Acquisition USD Notes, the Company entered into cross-currency swaps to effectively convert $2.0 billion and $500 million of the Acquisition USD Notes into a euro-denominated borrowing at prevailing euro interest rates. The swaps qualify and have been designated as net investment hedges of the Company’s foreign currency exchange rate exposure on the net investment of certain of its euro-denominated subsidiaries. The estimated weighted-average interest rate for the Acquisition Notes is 5.6%, inclusive of the yield on the Acquisition Notes and the beneficial impact to interest expense of the cross-currency swaps.

Below is the pro forma adjustment for the contractual interest expense and the amortization of debt issuance cost.

(in millions)	Six Months Ended June 30, 2022	Year ended December 31, 2021
Interest expense on Term Loan Facility	$47	$120
Interest expense on Acquisition Notes, net of impact from cross currency swaps	259	535
Amortization of debt issuance cost and original issue discount	9	19
Pro forma adjustment to interest expense	$315	$674

A 0.125% change in interest rates would increase or decrease interest expense on a pro forma basis by $1.1 million and $2.8 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively

C. Represents the write-off of $26 million of unamortized Bridge Facility commitment fees due to the termination of the remaining commitments under that facility.

D. Represents the adjustments to income tax (provision) benefit related to the earnings (loss) before income taxes resulting from the pro forma other adjustments, which were tax effected using an estimated global statutory blended rate of 23%.